                                  EXHIBIT 23
                                  ----------



                      Consent of Independent Accountants
                      ----------------------------------



   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-43174) of WD-40 Company of our report dated October 4, 1996 appearing on page 6 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 11 of this Form 10-K.





   PRICE WATERHOUSE LLP

   San Diego, California
   November 26, 1996